Archrock Reports Third Quarter 2018 Results

HOUSTON, October 31, 2018 - Archrock, Inc. (NYSE: AROC) (“Archrock” or the “Company”) today reported results for the third quarter of 2018.

Third Quarter 2018 Financial Results

Revenue for the third quarter of 2018 was $232.4 million, up from $197.9 million in the third quarter of 2017. Net income for the third quarter of 2018 was $10.0 million, compared to a net loss of $12.7 million in the third quarter of 2017. Gross margin for the third quarter of 2018 totaled $113.3 million, compared to $87.4 million in the third quarter of 2017. Adjusted EBITDA (as defined below) was $89.5 million for the third quarter of 2018, compared to $64.4 million in the third quarter of 2017.

“Strong demand, continued price increases and solid execution drove our results above the outlook we provided during our second quarter call,” said Brad Childers, Archrock’s President and Chief Executive Officer. “We grew our operating fleet by 110,000 horsepower in the quarter, maintained attractive margins and improved our utilization. Aftermarket services also delivered revenue and margins ahead of our expectations due to increased activity in multiple basins. Our strong execution drove a further reduction in our leverage ratio while maintaining our nearly 3-times dividend coverage.”

“The outlook for our business remains strong. This strength is reflected in our record customer commitments for contract compression horsepower that we expect to place into service in several growth plays throughout 2019,” continued Childers. “As an energy infrastructure company providing must-run services, we are well-positioned to capture the strong market momentum driving increasing production of natural gas in the U.S., including associated natural gas produced with oil.”

Segment Results

For the contract operations segment, revenue totaled $169.5 million for the third quarter of 2018, reflecting an increase of 10% compared to $153.5 million in the third quarter of 2017. Gross margin was $100.5 million, up $18.9 million or 23% from the third quarter of 2017, reflecting a gross margin percentage of 59% compared to 53% in the prior year quarter. Total operating horsepower at the end of the third quarter of 2018 was 3.5 million, up from 3.2 million in the prior year quarter, reflecting an 8% increase. Utilization at the end of the third quarter of 2018 was 88%, compared to 83% for the third quarter of 2017, reflecting operating fleet growth of over 260,000 horsepower.

For the aftermarket services segment, revenue totaled $62.9 million for the third quarter of 2018, reflecting an increase of 42% compared to $44.3 million in the third quarter of 2017. Gross margin was $12.8 million, up $7.0 million or 119% from the third quarter of 2017, reflecting a gross margin percentage of 20%, compared to 13% in the prior year quarter.

Balance Sheet

Total consolidated debt as of September 30, 2018 was $1.52 billion, compared to $1.46 billion as of June 30, 2018. The Company’s leverage ratio as of September 30, 2018 was 4.7x, compared to 4.9x as of June 30, 2018. Our available liquidity as of September 30, 2018 was $324.0 million, compared to $287.6 million as of June 30, 2018.

Quarterly Dividend

Archrock’s Board of Directors recently declared a quarterly dividend of $0.132 per share of common stock, or $0.528 per share on an annualized basis, unchanged sequentially and 10% above the $0.12 per share paid in the same period a year ago. Coverage in the third quarter of 2018 was 2.95x. The dividend will be paid on November 14, 2018 to stockholders of record at the close of business on November 7, 2018.

	Three Months Ended
	September 30,	June 30,	September 30,
(in thousands, except percentages, per share amounts and ratios)	2018	2018	2017

Net income (loss)	$9,974	$4,149	$(12,683)
Net income (loss) attributable to Archrock stockholders	$9,974	$1,937	$(10,235)
Net income (loss) attributable to Archrock stockholders per share	$0.08	$0.02	$(0.15)
Adjusted EBITDA	$89,466	$84,694	$64,407

Contract operations revenue	$169,509	$165,450	$153,524
Contract operations gross margin	$100,453	$97,641	$81,573
Contract operations gross margin percentage	59%	59%	53%

Aftermarket services revenue	$62,863	$61,420	$44,329
Aftermarket services gross margin	$12,820	$10,627	$5,843
Aftermarket services gross margin percentage	20%	17%	13%

Selling, general, and administrative	$26,298	$26,649	$29,108

Cash available for dividend	$50,370	$47,230	N/A(1)
Cash available for dividend coverage	2.95x	2.76x	N/A(1)

Total available horsepower (at period end)	3,937	3,881	3,866
Total operating horsepower (at period end)	3,465	3,354	3,204
Horsepower utilization spot (at period end)	88%	86%	83%
——————

(1)	Concurrent with the closing of the merger of Archrock, Inc. and Archrock Partners, L.P., the definition of cash available for dividend was changed. As such, historical periods are not presented.

Conference Call Details

Archrock will host a conference call on Thursday, November 1, 2018, to discuss their third quarter 2018 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-888-517-2458 in the United States and Canada or +1-847-413-3538 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock conference call number 7645 721#.

A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 1-888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 7645 721#.

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Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding loss from discontinued operations, net of tax, income taxes, interest expense, depreciation and amortization, long-lived asset impairment, restatement and other charges, restructuring and other charges, corporate relocation costs, debt extinguishment loss, merger-related costs, indemnification (income) expense, net, non-cash stock-based compensation expense and other items. A reconciliation of adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, appears below.

Gross margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income (loss), the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding income taxes, interest expense, depreciation and amortization, long-lived asset impairment, restatement and other charges, debt extinguishment loss, merger-related costs, indemnification (income) expense, net and non-cash stock-based compensation expense less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest. Reconciliations of cash available for dividend to net income (loss) and cash flows from operating activities, the most directly comparable GAAP measures, appear below.

About Archrock

Archrock, Inc. (NYSE: AROC) is a pure play U.S. natural gas contract compression services business and a leading supplier of aftermarket services to customers that own compression equipment in the United States. Archrock is headquartered in Houston, Texas, operating in the major oil and gas producing regions in the United States, with approximately 1,700 employees. For more information, visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. (“Archrock” or “AROC”). Forward-looking information includes, but is not limited to statements regarding: fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic and market conditions and trends; Archrock’s operational and financial strategies, including planned growth strategies, Archrock’s ability to successfully effect those strategies and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their businesses. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; changes in safety, health, environmental and other regulations; the effectiveness of Archrock’s control environment, including the identification of additional control deficiencies; the results of any reviews, investigations or other preceding by government authorities; the results of any shareholder actions relating to Archrock’s restatement of financial statements that may be filed; the potential additional costs related to Archrock’s restatement, cost sharing with Exterran Corporation and addressing any reviews, investigation or other proceedings by government authorities or shareholder actions; and with respect to Archrock, the performance of Archrock Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2017, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Paul Burkhart, Vice President Finance
281-836-8688
investor.relations@archrock.com

ARCHROCK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
Revenue:
Contract operations	$169,509	$165,450	$153,524
Aftermarket services	62,863	61,420	44,329
Total revenue	232,372	226,870	197,853

Cost of sales (excluding depreciation and amortization):
Contract operations	69,056	67,809	71,951
Aftermarket services	50,043	50,793	38,486
Total cost of sales (excluding depreciation and amortization)	119,099	118,602	110,437
Selling, general and administrative	26,298	26,649	29,108
Depreciation and amortization	43,779	43,331	47,463
Long-lived asset impairment	6,660	6,953	7,105
Restatement and other charges	396	(1,076)	566
Restructuring and other charges	—	—	422
Interest expense	23,518	23,337	22,892
Debt extinguishment loss	—	2,450	—
Merger-related costs	182	5,686	—
Other income, net	(660)	(1,644)	(2,716)
Income (loss) before income taxes	13,100	2,582	(17,424)
Provision for (benefit from) income taxes	3,126	(1,567)	(4,795)
Income (loss) from continuing operations	9,974	4,149	(12,629)
Loss from discontinued operations, net of tax	—	—	(54)
Net income (loss)	9,974	4,149	(12,683)
Less: Net (income) loss attributable to the noncontrolling interest	—	(2,212)	2,448
Net income (loss) attributable to Archrock stockholders	$9,974	$1,937	$(10,235)

Basic and diluted net income (loss) per common share: (1)
Net income (loss) attributable to Archrock common stockholders	$0.08	$0.02	$(0.15)

Weighted average common shares outstanding:
Basic	127,842	111,296	69,644
Diluted	127,955	111,402	69,644

Dividends declared and paid per common share	$0.132	$0.120	$0.120
——————

(1)
Basic and diluted net income (loss) attributable to Archrock common stockholders per common share was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have nonforfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income (loss) attributable to Archrock common stockholders per common share.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
Revenue:
Contract operations	$169,509	$165,450	$153,524
Aftermarket services	62,863	61,420	44,329
Total revenue	$232,372	$226,870	$197,853

Gross margin (1):
Contract operations	$100,453	$97,641	$81,573
Aftermarket services	12,820	10,627	5,843
Total gross margin	$113,273	$108,268	$87,416

Gross margin percentage:
Contract operations	59%	59%	53%
Aftermarket services	20%	17%	13%
Total gross margin percentage	49%	48%	44%

Selling, general and administrative	$26,298	$26,649	$29,108
% of revenue	11%	12%	15%

Adjusted EBITDA (1)	$89,466	$84,694	$64,407
% of revenue	39%	37%	33%

Capital expenditures	$109,011	$62,200	$52,839
Less: Proceeds from sale of property, plant and equipment	(4,868)	(4,348)	(13,792)
Net capital expenditures	$104,143	$57,852	$39,047

Total available horsepower (at period end) (2)	3,937	3,881	3,866
Total operating horsepower (at period end) (3)	3,465	3,354	3,204
Average operating horsepower	3,406	3,342	3,166
Horsepower utilization:
Spot (at period end)	88%	86%	83%
Average	87%	86%	82%

Dividend declared for the period per share (4)	$0.132	$0.132	N/A
Dividend declared for the period to all shareholders (4)	$17,094	$17,116	N/A
Cash available for dividend coverage (4) (5)	2.95x	2.76x	N/A
——————

(1)
Management believes gross margin and adjusted EBITDA provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

(2)	Defined as idle and operating horsepower. New compressor units completed by a third party manufacturer that have been delivered to us are included in the fleet.

(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.

(4)	Concurrent with the closing of the merger of Archrock, Inc. and Archrock Partners, L.P., the definition of cash available for dividend was changed. As such, historical periods are not presented.

(5)	Defined as cash available for dividend divided by dividends declared.

	September 30,	June 30,	September 30,
	2018	2018	2017
Balance Sheet
Debt - Parent level	$—	$—	$75,500
Debt - Archrock Partners, L.P.	1,515,679	1,458,863	1,317,447
Total consolidated debt (1)	$1,515,679	$1,458,863	$1,392,947

Archrock stockholders’ equity	$827,798	$830,725	$735,329
——————

(1)	Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Gross Margin
Net income (loss)	$9,974	$4,149	$(12,683)
Less: Loss from discontinued operations, net of tax	—	—	(54)
Income (loss) from continuing operations	9,974	4,149	(12,629)
Depreciation and amortization	43,779	43,331	47,463
Long-lived asset impairment	6,660	6,953	7,105
Restatement and other charges	396	(1,076)	566
Restructuring and other charges	—	—	422
Corporate office relocation costs (1)	—	—	1,318
Interest expense	23,518	23,337	22,892
Debt extinguishment loss	—	2,450	—
Merger-related costs	182	5,686	—
Stock-based compensation expense	1,804	1,969	2,042
Indemnification (income) expense, net	27	(538)	23
Provision for (benefit from) income taxes	3,126	(1,567)	(4,795)
Adjusted EBITDA (2)	89,466	84,694	64,407
Selling, general and administrative	26,298	26,649	29,108
Corporate office relocation costs (1)	—	—	(1,318)
Stock-based compensation expense	(1,804)	(1,969)	(2,042)
Indemnification income (expense), net	(27)	538	(23)
Other income, net	(660)	(1,644)	(2,716)
Gross margin (2)	$113,273	$108,268	$87,416
——————

(1)
Includes charges associated with the relocation of our corporate headquarters in the third quarter of 2017, which are included in selling, general and administrative in our condensed consolidated statement of operations.

(2)
Management believes adjusted EBITDA and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended
	September 30,	June 30,
	2018	2018
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend
Net income	$9,974	$4,149
Depreciation and amortization	43,779	43,331
Long-lived asset impairment	6,660	6,953
Restatement and other charges	396	(1,076)
Interest expense	23,518	23,337
Debt extinguishment loss	—	2,450
Merger-related costs	182	5,686
Stock-based compensation expense	1,804	1,969
Indemnification (income) expense, net	27	(538)
Provision for (benefit from) income taxes	3,126	(1,567)
Adjusted EBITDA (1)	89,466	84,694
Less: Maintenance capital expenditures	(12,553)	(13,121)
Less: Other capital expenditures	(4,797)	(4,479)
Less: Cash tax (payment) refund	(78)	1,439
Less: Cash interest	(21,668)	(21,303)
Cash available for dividend (2)	$50,370	$47,230
——————

(1)
Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone.  Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

(2)	Management uses cash available for dividend as a supplemental performance measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended
	September 30,	June 30,
	2018	2018
Reconciliation of Cash Flows from Operations to Cash Available for Dividend
Cash flows from operating activities	$65,490	$42,760
Inventory write-downs	(167)	(553)
Provision for doubtful accounts	(636)	(288)
Gain on sale of property, plant and equipment	706	993
Current income tax provision	285	55
Cash tax (payment) refund	(78)	1,439
Amortization of contract costs	(4,051)	(3,397)
Non-cash deferred revenue	6,146	6,104
Restatement and other charges	396	(1,076)
Merger-related costs	182	5,686
Indemnification (income) expense, net	27	(538)
Changes in assets and liabilities	(726)	13,647
Maintenance capital expenditures	(12,553)	(13,121)
Other capital expenditures	(4,797)	(4,479)
Payments for settlement of interest rate swaps that include financing elements	146	(2)
Cash available for dividend (1)	$50,370	$47,230
——————

(1)	Management uses cash available for dividend as a supplemental performance measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned dividends.